Independent Accountants' Consent


The Board of Directors
Trigen Energy Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement. Our report on the consolidated financial statements refers to the company's adoption of the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."


                                           /s/ KPMG Peat Marwick LLP

Stamford, Connecticut
April 24, 1996